Exhibit 10.5.6

SECURITY AGREEMENT

This Security Agreement (Agreement) is effective as of August 22, 2018 between Lodging Fund REIT III OP, LP a Delaware limited partnership, of 1635 – 43rd Street South, Suite 205, Fargo, North Dakota 58103 (Debtor), Midwest Bank - Detroit Lakes Branch, 613 Highway 10 East, P.O. Box 703, Detroit Lakes, Minnesota 56501 (Secured Party).

RECITALS

A.            Secured Party will loan Debtor Three Million Dollars ($3,000,000.00) (Loan) evidenced by the Promissory Note (Note) dated August 22, 2018.

B.            Debtor, pledges Three Hundred Thousand partnership units in Debtor, in exchange for the Loan, as collateral to secure Debtor’s performance under the Note.

For good and valuable consideration:

1.              Incorporation of Recitals. The above statements of facts, including all defined terms, are incorporated into this Agreement by reference.

2.              Grant of Security Interest. Debtor pledges as collateral to the Secured Party, Three Hundred Thousand (300,000) issued, but not outstanding, partnership units (Collateral). For these purposes the term “Obligations” shall mean any and all indebtedness, liabilities, and obligations of Debtor to Secured Party of whatsoever nature, whether owing or incurred in the past, present, or future, direct or indirect, primary or secondary, absolute or contingent, secured or not secured, matured or not matured, joint or several, whether for principal, interest, fees, costs, expenses, or otherwise, including, without limitation: all the unpaid principal of and accrued interest on the Note executed in connection with the Loan and any and all extensions, renewals, supplements, modifications, or future advances;

3.              Representations and Warranties. Debtor represents and warrants to Secured Party that:

A.  Authorization; Enforceability. This Agreement has been executed, delivered and constitute the legal, valid, and binding obligation of Debtor, enforceable in accordance with its terms. The execution and delivery of this Agreement do not constitute a breach of any provision contained in any agreement or instrument to which Debtor is or may become a party or by which Debtor is or may be bound.

B.  Solvency. Debtor is solvent and is paying its debts as they become due and owing as it affects the Collateral, and the Debtor. Debtor shall remain solvent on the execution and compliance of the terms of this Security Agreement and the Obligations it secures, such that its execution does not render Debtor insolvent.

C.  Financial Statements. All financial statements and other information relating to Debtor, its business, or the Collateral delivered or to be delivered by Debtor to Secured Party in connection with the Obligations or the execution and delivery of this Security Agreement are true, accurate, representative, and complete, and the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and there has been no adverse change in the financial condition of Debtor indicated thereby since their submission to Secured Party.

D.  Threatened or Pending Proceedings. There are no known actions or proceedings that are threatened or pending against Debtor or any of its assets that might result in any adverse change in Debtor’s financial condition or that might adversely affect the collateral.

E.  Title. Debtor is the sole owner of the Collateral and has good and marketable title to it free and clear of any and all liens, encumbrances, and interests of others.

4.              Covenants. Debtor covenants that, until all of the Obligations are fully satisfied:

A.  Further Documentation; Pledge of Instruments. At the request of Secured Party, and at the sole expense of Debtor, Debtor will promptly execute and deliver any and all such further documents and take such further actions as Secured Party may deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers it grants, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted by this Agreement and transferring any Collateral to Secured Party’s possession. Debtor also authorizes Secured Party to file any financing or continuation statements without the signature of Debtor to the extent permitted by applicable law. If any amount payable under or in connection with any Collateral shall be or become evidenced by any promissory note or other instrument (other than an instrument that constitutes chattel paper), that note or instrument shall be immediately pledged to Secured Party and shall be endorsed in a manner satisfactory to Secured Party and delivered to Secured Party.

B.  Maintenance of Books. Debtor will keep and maintain, at its own cost and expense, satisfactory and complete Books, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

C.  Indemnification. In any suit, proceeding, or action arising out of this agreement, brought by Secured Party relating to the Collateral, Debtor will indemnify, defend, and keep Secured Party harmless from and against any and all expense, loss, or damage suffered by reason of any and all defenses, setoffs, counterclaims, recoupments, or reductions of liability whatsoever of the obligee arising out of a breach by Debtor of any obligation or arising out of any other agreement, indebtedness, or liability at any time owing to or in favor of such obligee or its successors from Debtor, and all such obligations of Debtor shall be and remain enforceable against and only against Debtor and shall not be enforceable against Secured Party.

D.  Limitation on Liens on Collateral. Debtor will not create, permit, or suffer to exist, and will defend the Collateral against and take other action as necessary to remove any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind and any agreement to give or refrain from giving any of the foregoing on the Collateral, and will defend the right, title, and interest of Secured Party in and to any of the Collateral and in and to the proceeds and products of it against the claims and demands of any person or party.

E.  Limitation on Disposition. Debtor will not voluntarily or involuntarily sell, transfer, lease, or otherwise dispose of the Collateral (except Inventory sold in the ordinary course of its business), or attempt to offer or contract to do so without the prior written consent of Secured Party. Debtor may transfer ownership to any wholly owned affiliate or subsidiary.

F.  Further Identification of Collateral. Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request, in whatever detail the Secured Party may require.

G.  Notices. Debtor will advise Secured Party promptly, in as much detail as Secured Party may require, (i) of any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind and any agreement to give or refrain from giving any of the foregoing or material claims made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event that might have an effect on the aggregate value of the Collateral or on the security interests created under this Agreement.

H.  Changes in Debtor’s Name. Debtor will not change its name, identity, or any organizational structure or composition in any manner unless Debtor has given Secured Party at least 30 days’ prior written notice and has taken all action (or made arrangements to take action substantially simultaneously with the change if it is impossible to take action in advance) necessary or reasonably requested by Secured Party to amend any financing statements, continuation statements, or other documents so that the statements or documents are not seriously misleading.

I.  Notice of Material Events. Debtor will promptly notify Secured Party in writing of the occurrence of any Event of Default or the commencement of any litigation against, by, or affecting the Debtor that may impact the collateral.

5.              Performance by Secured Party of Debtor’s Obligations. If Debtor fails to perform or comply with any of these agreements and this continues after notice of Secured Party’s intention to do so, and Secured Party, as provided for by the terms of this Security Agreement, itself performs or complies or otherwise causes performance or compliance with the agreement, all fees and expenses of Secured Party incurred in connection with such performance or compliance, together with interest at the default rate of interest provided for in the Obligations secured thereby (and if no default rate of interest is stated, the rate of interest specified in the Obligation), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured hereby.

6.              Events of Default. Default may occur under this Security Agreement on the occurrence of any of the following events (each of which may be referred to as an “Event of Default”):

A.  Any failure to make a payment under or with respect to the Note or under or with respect to any of the other Obligations when due, and only a good faith effort to cure has occurred.

B.  The occurrence of a default or an event of default under the Note.

C.  Debtor’s failure to observe or perform any of the terms and conditions of this Security Agreement or a breach of any covenant or default or event of default, as provided in it, under the Obligations or any instrument executed by Debtor in connection therewith or with the Note.

D.  Any warranty, representation, or statement made or furnished to Secured Party by Debtor is or becomes materially untrue in any respect.

E.  The placement or issuance of any levy, lien, writ of attachment, writ of garnishment, writ of execution, or similar process against Debtor or any of Debtor’s property, provided that it is not removed or satisfied within 30 days or on Debtor depositing a sum with Secured Party in a sufficient amount to satisfy the claim.

F.  Debtor becomes insolvent or bankrupt, makes an assignment for the benefit of creditors, or is unable to pay or meet its obligations as they mature, or applies for or consents to the appointment of a custodian, trustee, or receiver for all or any portion of the properties, assets, or the Collateral, or if any such custodian, trustee, or receiver is not discharged forthwith; or any proceedings commenced by or against Secured Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law or a statute of the United States or any State is not dismissed within 60 calendar days.

G.  Secured Party believes at any time the prospect of payment or performance of all or any of the Obligations or all or any of the Collateral is or might be impaired, or Secured Party otherwise deems itself unsecure.

7.              Rights on Default. In addition to any other rights given to Secured Party under this Agreement and applicable law, if any Event of Default occurs and continues, all payments and/or distributions received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Secured Party, shall be segregated from other funds of Debtor and shall immediately on receipt by Debtor be turned over to Secured Party in the same form as received by Debtor (endorsed by Debtor to Secured Party, if required), including all original checks, drafts, acceptances, notes, and other evidence of payment related thereto.

8.              Remedies on Default. If any Event of Default occurs and continues, Secured Party may declare any and all of the Obligations to be immediately due and payable without notice and shall have and may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, any one or more of the following rights and remedies:

A.  All the rights and remedies on default, in forfeiture, and otherwise available to secured parties under the Uniform Commercial Code and other applicable law.

B.  Sell, dispose of, or cause to be sold or disposed of all or any part of the Collateral at one or more public or private sales or other dispositions, in places and times and on terms and conditions Secured Party in its sole and complete discretion determines to be in its own best interest without any previous demand or advertisement.

C.  To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale, or other disposition of the Collateral. Debtor agrees that Secured Party need not give more than seven days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. No notification need be given to Debtor, if Debtor, after the occurrence of an Event of Default, has signed a statement renouncing or modifying any right to notification of sale or other intended disposition.

D.  Debtor agrees to pay all costs of Secured Party, including actual attorney fees and expenses, incurred with respect to the collection of any of the Obligations and the enforcement of any of their respective rights hereunder. Debtor waives presentment, demand, protest, or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or the Collateral.

9.              Termination. This agreement terminates upon: (i) agreement of the both parties; or (ii) complete performance of the terms under the promissory note creating the debt secured by this agreement.

10.       Disclaimer of Any Liability. Secured Party shall not have any liability as a limited partner of Lodging Opportunity Fund, LLLP as a result of the assignment of Debtor’s partnership interest in Lodging Opportunity Fund, LLLP is made by this Security Agreement.

11.       Venue; Jurisdiction; Waiver of Jury Trial; Release of Secured Party.

A.  Venue; Jurisdiction. The parties agree that all actions or proceedings arising in connection with this Security Agreement shall be tried and litigated only in Federal Court and the courts of Cass County, North Dakota. Debtor irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction and venue of these courts. Nothing herein shall affect the right of Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Debtor in any other jurisdiction. Debtor irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

B.  Waiver of Jury Trial. Secured Party and Debtor acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute, or lawsuit arising between them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall be in their best interest to waive such right, and, accordingly, waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Agreement or the relationship between Secured Party and Debtor, shall be a court of competent jurisdiction sitting without a jury.

C.  Waivers Voluntary. The waivers contained in this Agreement are freely, knowingly, and voluntarily given by each party, without any duress or coercion, after each party has consulted with its counsel and has carefully and completely read all of the terms and provisions of this Agreement, specifically including the waivers contained in this Section.

12.       Notices. To be effective, all notices, requests, and demands to or on the parties shall be in writing and, unless otherwise expressly provided, shall be deemed to have been given or made when delivered by hand, or by next day delivery or three days after being deposited in the U.S. mail, postage prepaid, or in the case of telegraphic notices, when delivered to the telegraphic company.

13.       Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable the provisions in any other jurisdiction.

14.       No Waiver, Cumulative Remedies. Secured Party shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Secured Party would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power, or privilege. These rights and remedies are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except by an instrument in writing, executed by Secured Party or Debtor.

15.       Successors and Assigns. This Security Agreement and all Obligations of Debtor shall be binding on the successors and assigns of Debtor and shall, together with the rights and remedies of Secured Party, inure to the benefit of Secured Party and its successors and assigns; provided, however, that Debtor may not assign any of its rights or Obligations without the prior written consent of Secured Party.

16.       Counterparts. This Security Agreement may be executed by the parties on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

17.       Survival of Agreements, Representations, and Warranties. All agreements, representations, warranties, and indemnities made herein shall survive the execution and delivery of this Security Agreement and incurring the Obligations secured hereby.

18.       Construction. Neither this Security Agreement nor any uncertainty or ambiguity in it shall be construed or resolved against Secured Party, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

19.       Choice of Law. The validity of this Security Agreement, its construction, interpretation, and enforcement, and the rights of the parties shall be determined under, governed by, and construed in accordance with the laws of the State of North Dakota, without regard to principles of conflicts of law

20.       Complete Agreement. This Security Agreement, together with any exhibits to this Security Agreement, the Notes, and the Collateral Documents, and the other agreements referred to herein or by their terms referring hereto, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

[Signatures to follow]

Each of the parties has executed and delivered this Security Agreement on the date listed on the first page.

LOF REIT III OP, LP
a Delaware limited partnership

By: Lodging Fund REIT III, Inc.
Agent of Logding Fund REIT III OP, LP

/s/ Corey Maple
By:	Corey Maple
Its:	Chief Executive Officer